Exhibit 99.4

CIT COMPLETES SALE OF JOINT VENTURE STAKE IN TC-CIT AVIATION

JV partner Tokyo Century Corporation purchased stake in full

NEW YORK — April 3, 2017 — CIT Group Inc. (NYSE: CIT) today announced that it completed the sale of its 30 percent ownership stake in the commercial aircraft leasing joint ventures TC-CIT Aviation Ireland and TC-CIT Aviation U.S., Inc. to its joint venture partner Tokyo Century Corporation (TC).

“We are pleased to have completed the sale of our joint venture stake in TC-CIT, and we value the long-standing partnership we have built with Tokyo Century Corporation,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “The completion of this transaction aligns with our strategy to simplify the company and focus on our goal of being the leading national bank for specialty lending and leasing to the middle market and small businesses.”

The TC-CIT joint ventures were established in October 2014 through a 70 percent equity contribution by TC and 30 percent equity contribution by CIT.

Separate from the TC-CIT transaction, CIT announced in October 2016 that it reached a definitive agreement to sell its Commercial Air leasing business to Avolon Holdings Limited (Avolon), the international aircraft leasing company and a wholly-owned subsidiary of Bohai Capital Holding Co. Ltd. CIT aims to complete the Commercial Air transaction in the near term.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "commence," "seek," "may," "would," "could," "should," "believe," "potential," "continue," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. Important factors that could cause future events to be materially different from our expectations include, among others, the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction. We describe these and other risks that could affect our results in Item 1A, "Risk Factors," of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with $64 billion in assets. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. It provides financing, leasing, and advisory services principally to middle-market companies across a wide variety of industries primarily in North America, and equipment financing and leasing solutions to the transportation sector. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. cit.com

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